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                                                                     EXHIBIT 8.1




                    SUBSIDIARIES OF W.P. STEWART & CO., LTD.


SUBSIDIARY                                         JURISDICTION OF INCORPORATION
-------------------------------------------------  -----------------------------
W.P. Stewart & Co. (Europe), Ltd. ...............             England
NS Money Management Ltd. ........................             Bermuda
Cribewell Investments ...........................             Curacao
TPRS Services N.V. ..............................             Curacao
W.P. Stewart & Co., Inc. ........................            Delaware
W.P. Stewart Securities Limited .................             Bermuda
W.P. Stewart Asset Management Ltd. ..............             Bermuda
W.P. Stewart Fund Management Limited.............             Ireland
W.P. Stewart Asset Management (NA), Inc. ........            New York
W.P. Stewart Asset Management, Inc. .............            Delaware
W.P. Stewart Asset Management (Europe), Ltd. ....             Bermuda
W.P. Stewart Asset Management (Curacao), N.V. ...      Netherlands Antilles
W.P. Stewart Asset Management (Europe), N.V. ....         The Netherlands
TPR Curacao N.V. ................................      Netherlands Antilles
WPSH Management N.V. ............................      Netherlands Antilles